Letterhead of:
Williams & Webster, P.S.
601 W. Riverside, Suite 1940
Spokane, WA 99201



Board of Directors of
Ramex Synfuels International, Inc.
Spokane, Washington

We consent to the use of our audit report dated March 2, 2000, except as pertaining to Note 7 which was revised August 31, 2000 on the financial statements of Ramex Synfuels International, Inc. as of January 31, 2000 for filing with and attachment to the Form 10-Ks for the year ended January 31, 2000.


/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
August 31, 2000